Exhibit 1.2

190,476,191 Shares

AEGON N.V.

COMMON SHARES (PAR VALUE EUR 0.12 PER SHARE)

UNDERWRITING AGREEMENT

dated August 13, 2009

August 13, 2009

J.P. Morgan Securities Ltd.

ABN AMRO Bank N.V.

Merrill Lynch International

As Representatives of the Underwriters named in Schedule II hereto

c/o J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

United Kingdom

Ladies and Gentlemen:

AEGON N.V., a limited liability public company incorporated under the laws of the Netherlands and having its statutory seat at The Hague, The Netherlands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 190,476,191 shares of common stock, par value EUR 0.12 per share (“Common Stock”), of the Company (the “Shares”).  The Shares will consist of newly issued shares of Common Stock (the “Newly Issued Shares”) and shares of Common Stock held as treasury shares (the “Treasury Shares”).

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. 333-150786) covering the registration of various types of securities under the United States Securities Act of 1933, as amended (the “Securities Act”), including the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rule 424 under the Securities Act.  The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement and includes any prospectus supplement that is filed with the Commission and deemed by virtue of Rule 430B to be part of the Registration Statement.  The term “Basic Prospectus” means the prospectus dated May 9, 2008 included in the Registration Statement.  The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement in the form filed pursuant to Rule 424(b) of the Securities Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act).  The term

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“preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus.  The preliminary prospectus, the Time of Sale Prospectus (as defined below) and the Prospectus will be used in connection with the offering and sale of the Shares.

As used in this Agreement, the following terms have the following meanings:

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Securities Act.

“Time of Sale” means 10:30 a.m. (New York time) on August 13, 2009.

“Time of Sale Prospectus” means the preliminary prospectus, together with any Free Writing Prospectus or pricing information listed on Schedule III hereof.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus”, “preliminary prospectus” and the “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus, the preliminary prospectus and the Time of Sale Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) but, with respect to the Time of Sale Prospectus, shall not include any incorporated documents filed after the Time of Sale.

1.     Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)   (i) Each document, if any, incorporated by reference or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material

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fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act, and the applicable rules and regulations of the Commission thereunder and (iv) the Time of Sale Prospectus as of the Time of Sale did not contain and the Prospectus does not contain and the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)   The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Shares that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or (ii) other written communications approved in writing in advance by the Representatives.  Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, complies or will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and has been, or will be, filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(d)   The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule III hereto or the Registration Statement.

(e)   The Company has been duly incorporated and is validly existing as a public company with limited liability under the laws of The Netherlands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its

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ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect.

(g)   The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of Common Stock, including the Treasury Shares, have been duly and validly authorized and issued and are fully paid and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus (including the issuance of preferred shares to Vereniging AEGON pursuant to its option right as described in the Time of Sale Prospectus and the Prospectus), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options (other than pursuant to employee and producer equity incentive plans) to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary listed on Schedule IV hereof (the “Significant Subsidiaries”) have been duly and validly authorized and issued, are fully paid and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except those restrictions on voting or transfer imposed by law or where the failure to so own free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party would not have a Material Adverse Effect.

(h)   The Shares to be issued and sold by the Company hereunder have been duly authorized and, in the case of the Treasury

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Shares validly issued, and the Newly Issued Shares when issued and delivered and paid for as provided herein, will be duly and validly issued and the Shares will be fully paid and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issuance and sale of the Shares is not subject to any preemptive or similar rights.

(i)    This Agreement has been duly authorized, executed and delivered by the Company.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in, this Agreement will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k)   There are (1) no legal or governmental, administrative or other proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (a) except as disclosed in the Time of Sale Prospectus, would have a Material Adverse Effect or in any manner question the validity of this Agreement or the Shares or (b) are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described and (2) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from

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that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the Time of Sale).

(m)  Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and the Basic Prospectus complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)   The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(o)   Neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person who, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC.

(p)   Neither the Company nor any Significant Subsidiary is (i) in violation of its constitutional documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)   The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

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(r)    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(s)   When aggregated with those shares of Common Stock that have been admitted to trading on Euronext Amsterdam at any time during the 12 months preceding the Closing Date for which a prospectus was not published in reliance upon the exemption provided in clause 4(2)(a) of the Prospectus Directive (as defined in Section 7 hereof) and its equivalent under Dutch law (but not those shares for which a prospectus was not published in reliance on any other exemption provided by Clause 4(2) and its equivalent under Dutch law), the admission to trading of the Shares will not result in the number of shares of Common Stock of the Company admitted to trading on Euronext Amsterdam increasing by 10 per cent. or more during such 12 month period.

2.     Agreements to Sell and Purchase.  Subject to the terms and conditions and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of € 5.15288 per share in the case of Shares delivered in the form of shares of Netherlands registry and U.S. $ 7.36501 per share in the case of Shares delivered in the form of Shares of New York registry, the respective numbers of Shares set forth in Schedule II hereto opposite its name.  Each Underwriter may elect to take delivery of any or all its Shares in the form of shares of Netherlands registry and any or all of its Shares in the form of shares of New York registry.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or make any announcements regarding the above mentioned transactions. The foregoing sentence shall not apply to (1) the issuance and sale by the Company of the Shares, (2) the issuance, sale, transfer or pledge by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a

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security outstanding on the date of the Prospectus, (3) the issuance of shares of Common Stock pursuant to the Company’s shareholder dividend policy, (4) the issuance of preferred shares to the Vereniging AEGON, (5) the issuance of options on Common Stock under the Company’s share option plans and the issuance, sale or transfer of any shares of Common Stock pursuant to these or other equity based employee or producer incentive plans existing on the date of the Prospectus or to members of the Management Board of the Company as well as related purchases and sales, (6) the transfer, sale, loan or pledge of shares of Common Stock held by the Company’s subsidiaries for investment purposes either for the general account, segregated accounts or accounts for the benefit of policyholders and (7) the exchange or restructuring of the Company’s core capital securities issued in December 2008 for shares of a newly authorized class of equity securities of the Company carrying conversion and other rights substantially identical to the core capital securities as well as any issuance, sale, transfer or pledge of any shares in connection with any such exchange or restructuring.

3.     Terms of the Offering.  The Company is advised by you that the Underwriters propose to offer the Shares for sale to the public as set forth in the Time of Sale Prospectus.

4.     Payment and Delivery. Payment for the Shares shall be made to the Company in immediately available funds in Amsterdam against delivery of such Shares (whether in the form of shares of Netherlands registry or shares of New York registry) for the respective accounts of the several Underwriters by 10:00 a.m., Amsterdam time, on August 19, 2009, or at such other time on the same or such later date not more than three business days after that date as shall be designated in writing by you, which time and date may be postponed by agreement between the Representatives and the Company or as provided in Section 10.  The time and date of such payment are herein referred to as the “Closing Date”.

Any payment to be made to the Company or to the Underwriters pursuant to this Section 4 shall be made in euro with respect to Shares delivered to purchasers in the form of shares of Netherlands registry, and in United States dollars with respect to Shares delivered to purchasers in the form of shares of New York registry.

The Company will cause the Shares to be delivered pursuant to the preceding paragraphs as follows: (a) the Shares that the Underwriters elect to receive in the form of shares of Netherlands registry shall be delivered through (i) the book-entry facilities of Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“Euroclear Netherlands”), (ii) Euroclear Bank, S.A./N.V., as operator of the Euroclear system (“Euroclear”) or (iii) Clearstream Banking, S.A. (“Clearstream”) and in such case shall be registered in the name of Euroclear Netherlands or participants of Euroclear Netherlands, and credited to the accounts of such of the participants of Euroclear Netherlands (including

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Euroclear and Clearstream) as the Representatives may designate upon notice to the Company, as the case may be, given at least 48 hours prior to the Closing Date, and (b) the Shares which the Underwriters elect to receive in the form of shares of New York registry shall be delivered through the book-entry facilities of the Depository Trust Company.

The Shares shall be delivered either in the form of shares of Netherlands registry or in the form of shares of New York registry, in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date.  Delivery of the shares that will be delivered in the form of shares of New York registry will be made by or on behalf of the Company to ABN AMRO Bank N.V. as transfer agent for Citibank N.A.  The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment therefor.

5.     Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)   Subsequent to the Time of Sale and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b)   (i) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date an opinion of Erik Lagendijk, general counsel for the Company, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit A.

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(d)   The Underwriters shall have received on the Closing Date an opinion of Allen & Overy LLP, outside Dutch counsel for the Company, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit B.

(e)   The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen & Overy LLP, outside U.S. counsel for the Company, dated the Closing Date, substantially in the forms attached to this Agreement as Exhibits C-1 and C-2, respectively.

(f)    The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Davis Polk & Wardwell LLP, outside U.S. counsel for the Underwriters, dated the Closing Date, in the forms attached to this Agreement as Exhibit D-1 and D-2, respectively.

(g)   The Underwriters shall have received on the Closing Date an opinion of Stibbe N.V. , Dutch counsel for the Underwriters, dated the Closing Date, in the form attached to this Agreement as Exhibit E.

(h)   The Underwriters shall have received on the date hereof, and on the Closing Date, a letter dated as of the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6.     Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)   To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in London, England, without charge, prior to 10:00 a.m. London, England time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) below, as many copies of the Prospectus, each Free Writing Prospectus, the Time of Sale Prospectus and/or the Registration Statement as you may reasonably request.

(b)   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus and/or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably

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object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)   To prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus in relation to the Shares in a form which shall be provided to the Representatives for their review and comment prior to the Time of Sale.

(d)   If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare (subject to Sections 6(b) and 6(c) hereof), file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that any Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered or made available to investors in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is

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necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare (subject to Section 6(b) hereof), file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)   Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company, will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus.  The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object.  The Company will not take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)    To list, subject to notice of issuance, the Shares on Euronext Amsterdam and the New York Stock Exchange.

(j)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)   Pursuant to reasonable procedures developed in good faith, to retain copies of each Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)    Except as otherwise expressly provided or agreed, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale

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Prospectus, any Free Writing Prospectus or the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Shares to the Underwriters, including any taxes payable thereon,  (iii) the costs and charges of any transfer agent, registrar or depositary and (iv) all costs and expenses incident to the supplemental listing of the Shares on Euronext Amsterdam, the New York Stock Exchange and any other national securities exchanges and foreign stock exchanges, on which the Company in its discretion elects to list its Common Stock.  Notwithstanding the immediately preceding sentence, the Underwriters’ shall pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel.

7.     Covenants of Underwriters.

(a)   Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Shares, or the possession, circulation or distribution of the Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required.

(b)   (i) Each of the Underwriters has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’) with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (ii) each of the Underwriters has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(c)   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of the Shares which are the subject of the offering contemplated by the Prospectus Supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in

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accordance with the Prospectus Directive, except that it may make an offer of the Shares to the public in that Relevant Member State at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives; or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive.  For the purposes of this Section 7(c) of this Agreement, the expression “an offer of Shares to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d)   The Underwriters will not take any action (including without limitation, the possession or distribution of the Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Shares) in any country or jurisdiction where such action would (i) result in any violation of applicable law, or (ii) cause the issuance of the Shares to be considered an offering to the public under applicable law.

(e)   The Underwriters shall not use, refer to or distribute any Free Writing Prospectus except:

(i)    a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only information describing the preliminary terms of the offering of the Shares, which information is limited to the categories of terms referenced on Schedule I or otherwise permitted under Rule 134 of the Securities Act.

(ii)   a Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by such Underwriter in a manner reasonably designed

14

to lead to its broad unrestricted dissemination unless the Company consents in writing to such dissemination; and

(iii)  a Free Writing Prospectus identified in Schedule III hereto as forming part of the Time of Sale Prospectus.

8.     Indemnity and Contribution.

(a)   The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Time of Sale Prospectus and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person

15

(the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable

16

law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,  (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.     Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally, or trading in the Company’s Common Stock, shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Euronext Amsterdam N.V. or the London Stock Exchange, (ii) a material disruption in securities settlement, payment or clearance services in the United States, The Netherlands or the United Kingdom shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or the United Kingdom or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment after consultation with us, to the extent practicable, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

10.   Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the amount of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the amount of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Shares set forth opposite their respective names in Schedule II bears to the amount of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Shares and the amount of Shares

18

with respect to which such default occurs is more than one-tenth of the amount of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.   Arm’s Length Relationship; No Fiduciary Duty.  The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.   Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.   Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

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14.   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.   Submission to Jurisdiction; Appointment of Agent for Service.

(a)   The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares, and agrees that any such suit, action, or proceeding may be brought in any such court.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)   The Company hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16.   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other

20

currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

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Very truly yours,

AEGON N.V.

By:		/s/ C.M. van Katwijk
	Name:	C.M. van Katwijk
	Title:	Executive Vice President

Accepted as of the date hereof.

J.P. Morgan Securities Ltd.

ABN AMRO Bank N.V.

Merrill Lynch International

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities Ltd.

By:		/s/ Alex Large
	Name:	Alex Large
	Title:	Managing Director

By:	ABN AMRO Bank N.V.

By:		/s/ Stephen Taylor
	Name:	Stephen Taylor
	Title:	Managing Director

By:		/s/ Patrick Broughton
	Name:	Patrick Broughton
	Title:	Managing Director

By:	Merrill Lynch International

By:		/s/ Andrew Matthews
	Name:	Andrew Matthews
	Title:	Director

SCHEDULE I

SIZE: 190,476,191 SHARES

PRICE TO PUBLIC PER SHARE OF NEW YORK REGISTRY: US$ 7.50

PRICE TO PUBLIC PER SHARE OF NETHERLANDS REGISTRY: EUR 5.25

SCHEDULE II

Underwriters	Number of Shares to be Purchased
J.P. Morgan Securities Ltd.	48,736,508
ABN AMRO Bank N.V.	48,736,508
Merrill Lynch International	48,736,508
Citigroup Global Markets Limited	5,714,285
ING Bank N.V.	5,714,285
Morgan Stanley & Co. International plc	5,714,285
UBS Limited	5,714,285
BNP PARIBAS	3,333,333
Goldman Sachs International	3,333,333
HSBC Bank plc	3,333,333
Nomura International Plc	3,333,333
Rabo Securities	3,333,333
Barclays Bank PLC	1,580,954
Fox-Pitt, Kelton Ltd.	1,580,954
Keefe, Bruyette & Woods Limited	1,580,954

SCHEDULE III

Free Writing Prospectus

None.

Pricing Information Provided Orally by the Underwriters

As set forth on Schedule I.

SCHEDULE IV

Significant Subsidiaries

AEGON Levensverzekering N.V.

AEGON Schadeverzekering N.V.

AEGON UK plc

AEGON USA, LLC

Transamerica Corporation

Transamerica Life Insurance Company (TLIC)

EXHIBIT A

[Form of Opinion of General Counsel to the Company]

J.P. Morgan Securities Ltd.

ABN AMRO Bank N.A

Merrill Lynch International

c/o J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

United Kingdom

Acting severally on behalf of themselves and as Representatives of the several Underwriters named in the Underwriting Agreement

August 19, 2009

Ladies and Gentlemen:

I refer to the Underwriting Agreement (the “Underwriting Agreement”) dated August 13, 2009 between (among others) AEGON N.V. (the “Company”), and the Underwriters named therein (the “Underwriters”).  All expressions defined in the Underwriting Agreement have the same meanings in this opinion unless otherwise defined herein.

I have acted as General Counsel to the Company in connection with the Underwriting Agreement.

I have examined originals or copies certified to my satisfaction of the following documents:

(a)           the Underwriting Agreement;

(b)           the Articles of Association of the Company;

(c)           the Prospectus and the Time of Sale Prospectus;

(d)                         a copy of the resolutions of the Company’s Executive Board dated August 12, 2009, a copy of the certificate of the relevant Authorized Officer of the Company’s Executive Board dated August 19, 2009 and a copy of a certified statement dated August 10, 2009, by Willem U. Beltman, secretary to the Supervisory Board of AEGON

N.V., concerning the approval of the funding plan of the AEGON Group for 2009;

and such other documents and certificates/searches/records as I have felt necessary to give this opinion.

I have not investigated the laws of any country other than the Netherlands.  In particular I have made no independent investigation of the laws of the State of New York, United States of America.

For the purpose of the opinions expressed herein, I have assumed:

(i)                                     that (a) each party to the Underwriting Agreement other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement, (b) the Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company and (c) each party to the Underwriting Agreement other than the Company has performed all of its obligations and otherwise complied in all respects with such agreements; and

(ii)                                  that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto and is enforceable against those parties in accordance with their terms under the laws by which they are expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands).

I am of the opinion that:

1.               The Company has been duly incorporated, is validly existing as a corporation under the laws of the Netherlands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

2.               Each of the Company’s significant subsidiaries has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

3.               The authorized share capital of the Company consists of 3,000,000,000 shares with a par value of EUR 0.12 per share and 1,000,000,000 class A and class B preferred shares with a par value of EUR 0.25 per share, of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares;

4.               The Shares have been duly authorized. The Treasury Shares and are validly issued, fully paid and not subject to any calls for funds and rank pari passu with all other issued and outstanding shares of Common Stock. The New Ordinary Shares, when paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and not subject to any calls for funds and rank pari passu with all other issued and outstanding shares of Common Stock. The delivery of the Shares will not be subject to any statutory preemptive rights;

5.               The Underwriting Agreement, and all the transactions to which the Company is a party contemplated therein and completed or to be completed prior to or on the date hereof have been duly authorized by the Company, and the agreements (or amendments to existing agreements) entered into in connection therewith, including the Underwriting Agreement, have been executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

6.               The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, including the issue, sale and delivery of the Shares, will not contravene, or result in a breach or violation of, or constitute a default under, any provision of (i) applicable law or administrative regulation or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any Significant Subsidiary or, (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its Significant Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with, any governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under the Underwriting Agreement, including the issue, sale and delivery of the Shares, except for (i) notice requirements to the Netherlands Central Bank pursuant to the Act on Foreign Financial Relations

(Wet Financiele Betrekkingen Buitenland 1994) and regulations promulgated thereunder, and (ii) such as have been obtained or made and are in full force and effect including but not limited to, communications with the Netherlands Central Bank; however, non-observance of these notice and registration requirements does not render the Underwriting Agreement void, nor does it affect the legality, validity or enforceability of the Underwriting Agreement or the obligations of the Company thereunder;

7.               After due inquiry, I am not aware of (i) any legal or governmental, administrative or other proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is subject that (a) would have a Material Adverse Effect, (b) would in any manner question the validity of the Underwriting Agreement or issuance and sale of the Shares, or (c) are required to be described in the Registration Statement or the Time of Sale Prospectus and in the case of clause (a) or (c) are not described in the Registration Statement or the Time of Sale Prospectus, or of (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required; and

8.               The statements relating to legal matters, documents or proceedings included in (i) the Prospectus Supplement under the caption “Share Capital” (ii) the Basic Prospectus under the caption “Description of Share Capital and Articles of Incorporation of Aegon N.V.” (except as amended in the Prospectus Supplement) and (iii) Items 4, 6, 7 and 10 (except that no opinion is rendered with respect to ‘‘taxation’’) of the Company’s most recent annual report on Form 20-F incorporated by reference into the Prospectus and the Time of Sale Prospectus in each case fairly summarize in all material respects such matters, documents or proceedings.

This opinion is addressed to you and may only be relied upon by you in connection with the transaction to which the Underwriting Agreement relates, and may not be relied upon by, or (except as required by applicable law) be transmitted to, or filed with any other person, firm, company, or institution without our prior written consent.

Notwithstanding the previous sentence, this opinion may be disclosed, quoted, or referred to without our written express consent (i) if such disclosure, quotation or reference without our written consent is required by law, court order of any competent regulatory authority, provided that you shall notify us immediately or as soon as otherwise possible after such disclosure, quotation or reference or (ii) to the extent that such disclosure, quotation or reference is required (a) to any of your insurers in respect of any claim or potential claim against you or (b) for evidence in court or similar proceedings in which you are a defendant, provided, in each of the events referred to in (a) and (b), that you shall notify us prior to any such disclosure, reference or quotation being made.

Yours truly,

AEGON N.V.

Erik Lagendijk

EXHIBIT B

[Form of Opinion of Dutch Counsel to the Company]

[A&O Amsterdam Letterhead]

To:                              J.P. Morgan Securities Ltd.

ABN AMRa Bank, N.V.

Merrill Lynch International

c/o J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

United Kingdom

Acting severally on behalf of themselves and as Representatives of the several Underwriters

Amsterdam August 19, 2009,

Re:          Offer by AEGON N.V. (the “Company”) of 190,476,191 shares of Common Stock (as such term is defined in the Underwriting Agreement)

Dear Madam, Sir:

We have acted as legal counsel on matters of Netherlands law to the Company in connection with the offer for sale by the Company of 190,476,191 shares of Common Stock pursuant to an underwriting agreement among the Company and the Underwriters, dated August 13, 2009 (the “Underwriting Agreement”).

This legal opinion is rendered to you pursuant to clause 5(d) of the Underwriting Agreement.

Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement, unless the context requires otherwise.

In rendering this opinion, we have examined and relied upon the following documents:

(a)           a signed scanned copy of the Underwriting Agreement;

(b)           a scanned copy of an excerpt dated August 18, 2009 of the registration of the Company in the trade register of the Chamber of Commerce of The Hague, the Netherlands (the “Trade Register”), confirmed by telephone to be correct at 4pm on that date (the “Excerpt”);

(c)           a copy of the deed of incorporation (oprichtingsakte) of the Company;

(d)           a copy of the articles of association (statuten) of the Company as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the “Articles”);

(e)           copies of (i) the resolution of the Company’s Executive Board dated August 12, 2009; (ii) the certificate of the Company Secretary confirming the resolution of the Supervisory Board taken August 10th, 2009 of that same date (the “Officer’s Certificate”);

(g)           a copy of the shareholders’ register of the Company (the “Shareholders’ Register”);

(h)           a copy of the resolutions relating to the delegation of the authority to issue the New Ordinary Shares and to exclude or limit any applicable pre-emption rights; and

(j)           a copy of the Registration Statement, the preliminary prospectus and the Prospectus;

For the purpose of the opinions expressed herein, we have assumed:

(i)            the genuineness of all signatures, the authenticity of all agreements, certificates, instruments and other documents submitted to us as originals and the conformity of all agreements, certificates, instruments and other documents submitted to us as copies;

(ii)           that all factual matters, statements, certificates and other results of our investigation, relied upon or expressly assumed herein, are true and complete on the date of execution of the Underwriting Agreement;

(iii)          that the deed of incorporation of the Company is a valid notarial deed (authentieke akte), that the contents thereof are correct and complete and that there were no defects in the incorporation (not appearing on the face of this deed) on the basis of which a court might dissolve the Company;

(iv)          that the Company has not been dissolved (ontbonden), granted a suspension of payments (surséance van betaling verleend), or declared bankrupt (failliet verklaard).  Although not constituting conclusive evidence thereof, our assumption is supported by (a) the contents of the

Excerpt as confirmed to us at 4pm on August 18, 2009 by telephone (which contents we assume to equally be correct at the time of issuing of this opinion), and (b) information obtained by telephone at 4pm on August 18, 2009 from the bankruptcy clerk’s office (faillissementsgriffie) of the district court (arrondissementsrechtbank) in The Hague;

(v)           that the resolutions referred to under (e) above have been validly passed and have not been, and will not be, revoked or declared null and void by a competent court (we know of no reason, without having made any investigation, to suppose that such resolutions will be declared null and void);

(vi)          that (a) each party to the Underwriting Agreement other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement (b) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the parties thereto other than the Company and (c) each party to the Underwriting Agreement other than the Company has performed all its obligations and otherwise complied in all respects with the Underwriting Agreement;

(vii)         that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto and are enforceable against those parties in accordance with its terms under the laws by which they are expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands);

(viii)        that any law, other than Dutch law, which may apply to the Shares or the Underwriting Agreement (or any transactions contemplated thereby) or to any power of attorney issued by the Company would not be such as to affect any conclusion stated in this opinion; and

(ix)           that the statements as made in the Officer’s Certificate are correct as of the date hereof.

Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1.     The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public company with limited liability) under the laws of the Netherlands.

2.     The Company has the corporate power to issue, sell and deliver the Shares and to enter into the Underwriting Agreement and to perform its obligations thereunder.

3.     The Company has taken all necessary corporate action to authorise the execution and delivery by the Company of the Underwriting Agreement and the issuance, sale and delivery by the Company of the Shares.

4.     The Shares have been duly authorized. The Treasury Shares have been validly issued, and rank pari passu with all other issued and outstanding shares of Common Stock. The New Ordinary Shares, when paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and not subject to any calls for funds and rank pari passu with all other issued and outstanding shares of Common Stock. The delivery of the Shares will not be subject to any statutory preemptive rights.

5.     The Underwriting Agreement constitutes a valid and binding obligation of the Company.

6.     No approval, authorisation, or other action by, or registration or filing with any governmental authority is required in connection with the execution by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder, and no relevant exchange control regulations are currently in force in the Netherlands in connection therewith, except for (i) notice requirements to the Netherlands Central Bank (De Nederlandsche Bank N.V.) pursuant to the Act on Foreign Financial Relations (Wet Financiële Betrekkingen Buitenland 1994) and regulations promulgated thereunder, and (ii) such as have been obtained or made and are in full force and effect including, but not limited to, communications with the Netherlands Central Bank (De Nederlandsche Bank N.V.); however, non-observance of these notice and registration requirements does not render the Underwriting Agreement void, nor does it affect the legality, validity or enforceability of the obligations of the Company under the Underwriting Agreement.

7.     The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of all of the transactions contemplated in the Underwriting Agreement do not conflict with or result in a violation of the Articles or the provisions of any applicable law, rule or regulation of general application of the Netherlands or published case law of the courts of the Netherlands.

8.     The choice of the laws of the State of New York as the law governing the Underwriting Agreement is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Underwriting Agreement or any provision of the laws of the State of New York applicable to the Underwriting Agreement is manifestly incompatible with the public policy (ordre public) of the Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another (including the

Dutch) jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law.

9.     The consent to jurisdiction, as provided in Clause 15 of the Underwriting Agreement is valid and binding upon the Company under the laws of the Netherlands, provided, however, that such consent does not preclude that claims for provisional measures be brought before the president of a competent court in the Netherlands.

10.   In the absence of an applicable convention between the United States and the Netherlands, a judgement rendered by a New York court in the jurisdiction of that court will not be enforced by the courts of the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands the claim must be re-litigated before a competent Netherlands court. A judgement rendered by a foreign court pursuant to the Underwriting Agreement will, under current practice, be recognised by a Netherlands court (i) if that judgement results from proceedings compatible with Netherlands concepts of due process, and (ii) if that judgement does not contravene public policy (ordre public) of the Netherlands. If the judgement is recognised by a Netherlands court, that court will generally grant the same claim without re-litigation on the merits.

11.   Under the laws of the Netherlands, the Company would in the courts of the Netherlands not be entitled to invoke immunity from jurisdiction or immunity from execution on the grounds of sovereignty in respect of any action arising out of its obligations under the Underwriting Agreement.

12.   With respect to the execution and delivery of the Underwriting Agreement, no stamp duties (zegelrechten), issuance tax, transfer tax or similar taxes or duties except for capital tax which is payable by the Company will be imposed upon any of the parties thereto or the purchasers of the Securities procured by the Underwriters.

13.   In order to ensure the legality, validity or admissibility in evidence of the Underwriting Agreement, it is not necessary that any of these be filed, recorded or enrolled in any public office in the Netherlands.

14.   The statements in Item lOB ofthe Company’s most recent annual report on Form 20-F incorporated by reference into the Prospectus and the Time of Sale Prospectus, to the extent that they constitute a summary of the Articles or provisions of Dutch law, fairly summarize matters referred to therein, in all material respects. The total authorized share capital of the Company consists of 3,000,000,000 shares with a par value EUR 0.12 per share and 1,000,000,000 class A and class B preferred shares with a par value of EUR

0.25 per share of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares.

15.   The statements set forth under “Taxation in the Netherlands” in Item 10E of the Company’s Annual Report on Form 20-F for the year ended December 31, 2008 specifically relating to the Securities and incorporated by reference into the preliminary prospectus supplement that forms a part of the Time of Sale Prospectus and the Prospectus, to the extent that they constitute matters of Dutch tax law or legal conclusions with respect thereto currently applicable to Dutch Individuals, Dutch Corporate Entities and Non-Resident Shareholders as described therein, are (subject to the qualifications set forth therein) fair summaries of such matters in all material respects.

This opinion is subject to the following qualifications:

(A)          The opinions expressed herein may be affected or limited by (i) the general defences available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseánce van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

(B)           The enforcement in the Netherlands of the Underwriting Agreement will be subject to the rules of civil procedure as applied by the Netherlands courts.  Specific performance may not always be available under Netherlands law.  Enforcement in the Netherlands of a judgement expressed in a currency other than in euro may give rise to complications and it is, therefore, advisable to obtain a judgement expressed both in that currency and the equivalent thereof in euro.

(C)           Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Company in the Underwriting Agreement will terminate by force of law, and without notice, upon bankruptcy of the Company.  To the extent that the appointment by the Company of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on European Community law (insofar as it is not directly implemented in the Netherlands in statutes, rules or other regulations of general application) or on any anti-trust laws.

In this opinion Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions.  This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under the present legal opinion will be governed by Netherlands law.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.  Nothing in this opinion should be taken as expressing an opinion in respect of the factual accuracy of the truthfulness of any representations or warranties, or other information as to factual matters, contained in the Underwriting Agreement or any other document referred to herein or examined in connection with this opinion except as expressly confirmed herein.

This opinion is addressed to you and may only be relied upon by you in connection with the transaction to which the Underwriting Agreement relates, and may not be relied upon by, or (except as required by applicable law) be transmitted to, or filed with any other person, firm, company, or institution without our prior written consent.

Notwithstanding the previous sentence, this opinion may be disclosed, quoted, or referred to without our written express consent (i) if such disclosure, quotation or reference without our written consent is required by law, court order or any competent regulatory authority, provided that you shall notify us immediately or as soon as otherwise possible after such disclosure, quotation or reference or (ii) to the extent that such disclosure, quotation or reference is required (a) to any of your insurers in respect of any claim or potential claim against you or (b) for evidence in court or similar proceedings in which you are a defendant, provided, in each of the events referred to in (a) and (b), that you shall notify us prior to any such disclosure, reference or quotation being made

Yours sincerely,

Allen & Overy LLP

EXHIBIT C-1

[Form of Opinion of U.S. Counsel to the Company]

August 19, 2009

J.P. Morgan Securities Ltd.

ABN AMROBankN.V.

Merrill Lynch International

c/o J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

United Kingdom

Acting severally on behalf of themselves and as Representatives of the several Underwriters

Offering of 190,476,191 shares of Common Stock, par value EUR 0.12 per share, by AEGON N.V.

Ladies and Gentlemen:

We have acted as special counsel to AEGON N.V., a limited liability company incorporated under the laws of the Netherlands (the “Company”), on matters of New York and United States federal law in connection with the offer and sale of 190,476,191 shares of Common Stock, par value EUR 0.12 per share.  We are furnishing this opinion to you pursuant to Section 5(e) of the underwriting agreement dated August 12, 2009 (the “Underwriting Agreement”), among J.P. Morgan Securities Limited, ABN AMRO Bank N.V. and Merrill Lynch International, as representatives, and the other Underwriters and the Company.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

A.            SCOPE OF REVIEW AND RELIANCE

For purposes of this opinion letter, we have reviewed such documents and made such other investigations as we have deemed appropriate.  As to certain matters of fact material to the opinions expressed, we have relied on the representations and statements of fact made in the Underwriting Agreement and the other documents referred to below and other certificates of public officials and officers’ certificates provided by the Company and others.  We have not independently verified or established the facts so relied on.

Without limiting the generality of the foregoing, we have examined copies of:

(i)            the registration statement of the Company on Form F-3 (No. 333-150786) filed with the Commission on May 9, 2008 and the exhibits thereto, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (the “Registration Statement”);

(ii)           the Basic Prospectus, the Prospectus Supplement, any Free Writing Prospectus and the Time of Sale Prospectus; and

(iii)          an executed copy of the Underwriting Agreement.

B.            ASSUMPTIONS

In giving this opinion, we have assumed, without independent verification:

(i)            that the performance of any obligation in any jurisdiction outside New York will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(ii)           the legal capacity of all signatories, the genuineness of all signatures, the conformity to original documents and the completeness of all documents submitted to us as copies or received by us by facsimile or other electronic transmission, and the authenticity and completeness of the originals of those documents and of all documents submitted to us as originals;

(iii)          that (a) each of the parties to the Underwriting Agreement is duly organized and validly existing, has the power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, has taken all action necessary to authorize the execution, delivery and performance of the Underwriting Agreement and, except to the extent expressly set out in the opinions below as to the Company, has duly executed and delivered the Underwriting Agreement and (b) the Underwriting Agreement constitutes the legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms;

(iv)          that the Company is able lawfully to issue and sell the Shares to be issued and sold by it pursuant to the Underwriting Agreement, and that such Shares have been duly and validly authorized and issued;

(v)           the accuracy of the representations and warranties, and compliance with the undertakings and agreements, of each of the parties contained in the Underwriting Agreement; and

(vi)          that all offers and sales of the Shares will be made in compliance with, and in the manner contemplated by, the Time of Sale Prospectus, the Prospectus and the Underwriting Agreement.

C.         LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1.             We are admitted to practice in the State of New York and we have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws.  As used in this opinion, the term “Applicable Laws” refers to the laws of the State of New York and to the federal laws of the United States of America, in each case in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided for in the Underwriting Agreement and excluding any law, rule or regulation relating to the securities or “blue sky” laws of any State of the United States. In particular, in this opinion we do not purport to pass on any matters governed by the laws of the Netherlands.  In addition, our opinions do not address the effect on our opinions of laws not addressed by our opinions.

2.             We express no opinion as to matters of fact.

D.            OPINIONS

On the basis of the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.             The Underwriting Agreement has been duly executed and delivered by the Company insofar as New York law is concerned.

2.             The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not result in any violation of any Applicable Laws (other than the federal securities laws of the United States as to which we express no opinion) or any agreement or other instrument that is listed as an exhibit to the Registration Statement as in effect on the date hereof and that is governed by the laws of the State of New York and is binding upon the Company or any of its subsidiaries.

3.             No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or of the State of New York is required under Applicable Laws on the part of the Company for the execution, delivery or performance by the Company of the Underwriting Agreement other than those required under the Securities Act or Exchange Act, or the rules and regulations thereunder, which have been obtained or effected (or as may be required under the securities or blue sky laws of the various States of the United States, as to which we express no opinion).

4.             The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

5.             Assuming the validity of such actions under the laws of the Netherlands, the Company, under the laws of the State of New York and the applicable federal laws of the United States relating to submission to jurisdiction, pursuant to section 15 of the Underwriting Agreement, (a) has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any federal or state court in The City of New York, State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, (b) has validly and effectively waived, to the extent it may effectively do so, any objection to the venue of a proceeding in any such court and (iii) has validly appointed CT Corporation as its initial authorized agent for the purpose described in section 15 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in the Underwriting Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company for such purposes.

6.             The statements set forth under “Taxation in the United States” in Item 10E of the Company’s Annual Report on Form 20-F for the year ended December 31,2008 specifically relating to the Securities and incorporated by reference into the preliminary prospectus supplement that forms a part of the Time of Sale Prospectus, to the extent that they constitute matters of United States federal income tax law or legal conclusions with respect thereto currently applicable to U.S. holders and non-U.S. holders described therein, are (subject to the qualifications set forth therein) fair summaries of such matters in all material respects.

E.             LIMITATIONS AND QUALIFICATIONS

The foregoing opinion is subject to the following comments and qualifications:

1.             Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.  Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

2.                                       The opinion set forth in D.6 above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, case law and Internal Revenue Service rulings or pronouncements as they exist on the date of this opinion.  These authorities are all subject to change and such change may be made with retroactive effect.  We can give no assurance that after any such change, this opinion would not be different.  Moreover, this opinion is not binding on the Internal Revenue Service or the courts.

3.                                       We undertake no responsibility to update or supplement this opinion.

4.                                       In expressing the opinions set forth in paragraph D.S above, we note that, despite any waivers contained in the Underwriting Agreement, a court of the State of New York or a U.S. federal court has the power to transfer or dismiss an action on the grounds that the court is an inconvenient forum for that action.

This opinion is given for the sole benefit of the Underwriters and may not be relied upon by any other person. Without limiting the foregoing, this opinion may not be disclosed, quoted, referred to or made public in any way without our written express consent save: (a) as required by law, court order or regulatory authority; (b) to your insurers in respect of any claim or potential claim against you; or (c) as required for evidence in court or similar proceedings to which you are a party.

Yours faithfully,

Allen & Overy LLP

EXHIBIT C-2

August 19, 2009

J.P. Morgan Securities Ltd.

ABN AMRO Bank N.V.

Merrill Lynch International

c/o J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

United Kingdom

Acting severally on behalf of themselves and as Representatives of the several Underwriters

Offering of 190,476,191 shares of Common Stock, par value EUR 0.12 per share, by AEGON N.V.

Ladies and Gentlemen:

We have acted as special counsel to AEGON N.V., a limited liability public company incorporated under the laws of the Netherlands (the “Company”), on matters of New York and United States Federal law in connection with the offer and sale of 190,476,191 shares of Common Stock, par value EUR 0.12 per share.  We are furnishing this letter to you pursuant to Section 5(e) of the underwriting agreement dated August 13, 2009 (the “Underwriting Agreement”), among J.P. Morgan Securities Limited, ABN AMRO Bank N.V. and Merrill Lynch, as representatives, and the other Underwriters named therein and the Company.

This letter deals with our involvement in the preparation of (i) the registration statement of the Company on Form F-3 (No. 333-150786) filed with the Commission on May 9, 2008 (including the documents incorporated or deemed to be incorporated by reference therein) which registration statement became immediately effective on filing pursuant to Rule 462(e) of the Securities Act; (ii) the base prospectus dated May 9, 2008 (the “Basic Prospectus”) filed with the Commission as part of the Registration Statement; (iii) the preliminary prospectus supplement dated August 13, 2009 in the form filed with the Commission pursuant to Rule 424 under the Securities Act specifically relating to the Securities (the “Preliminary Prospectus Supplement”); (iv) the prospectus supplement of the Company dated August 17, 2009 in the form filed with the Commission pursuant to Rule 424 under the Securities Act specifically relating to the Shares.  The Basic Prospectus, the Preliminary Prospectus Supplement (including the documents incorporated or deemed to be incorporated by reference therein) are together hereinafter referred to as the “Time of Sale Prospectus”. The Basic Prospectus and the Prospectus Supplement (including the documents incorporated or deemed to be incorporated by reference therein) that is in the form filed pursuant to Rule 424(b) of the Securities Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) are hereinafter together referred to as the “Prospectus”.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

We have participated with the Underwriters and the Company in meetings and telephone conversations with representatives of the Underwriters, representatives of the Company, representatives of the Company’s external auditors and representatives of Davis Polk & Wardwell as legal advisers to the Underwriters during which the contents of the Registration Statement, the Time of Sale Prospectus and Prospectus were discussed.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except insofar as such statements relate to us.  We have not participated in the preparation of any documents incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus and we have not engaged in any independent check or verification of the contents of the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as noted in the immediately preceding sentence.

Subject to the foregoing, we hereby advise you that (i) each document, if any, filed pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Time of Sale Prospectus and the Prospectus (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), when so filed, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and (ii) each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date thereof and hereof (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Further, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) any part of the Registration Statement (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view), insofar as it relates to the offering of the Shares, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, insofar as it relates to the offering of the Shares, as of the Time of Sale (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) as of the date hereof or the date of the Prospectus, the Prospectus (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which we do not express any view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading.

We are furnishing this letter to you solely for your benefit in connection with the offering of the Shares. Without limiting the foregoing, this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose save that it may be disclosed: (a) as required by law, court order or regulatory authority; (b) to your insurers in respect of any claim or potential claim against you; or (c) as required for evidence in court or similar proceedings to which you are a party. We undertake no responsibility to update or supplement this letter.

Yours faithfully,

Allen & Overy LLP

EXHIBIT D-l

August 19, 2009

ABN AMRO Bank N.V.
J.P. Morgan Securities Ltd.
Merrill Lynch International

c/o J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ

Acting severally and on behalf of themselves and as Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as special United States counsel for you and the other several underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement dated August 13, 2009 (the “Underwriting Agreement”) with AEGON N.V., a limited liability company organized under the laws of The Netherlands (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of 190,476,191 shares (the “Shares”) of its common stock, par value EUR 0.12 per share (“Common Stock”).  The Shares will consist of newly issued shares of Common Stock and shares of Common Stock held as treasury shares.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have reviewed the registration statement of the Company on Form F-3 (File No. 333-150786) other than the documents incorporated by reference therein (the “Incorporated Documents”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) (including shares of Common Stock) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement relating to the offers of Shares dated August 13, 2009 (the “Preliminary Prospectus Supplement”) and the prospectus supplement relating to the offer of Shares dated August 13, 2009, (the “Prospectus Supplement”).  The shelf registration statement became effective under the Act upon the filing of the registration statement with the Commission on May 9, 2008 pursuant to Rule 462(e).  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated May 9, 2008 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus”.  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the public offering price per share and the number of Shares set forth on the cover page of the Prospectus are hereinafter called the “Disclosure Package”.  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares pursuant to Rule 173 under the Act, is hereinafter referred to as the “Prospectus”.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

(1)           Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(2)           Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 15(a) of the Underwriting Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or United States federal court sitting in The City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 15(b) thereof; and service of process effected on such agent in the manner set forth in Section 15(b) thereof will be effective to confer valid personal jurisdiction on the Company.

We have considered the statements included in the Prospectus under the caption “Underwriting” insofar as they summarize provisions of the

Underwriting Agreement.  In our opinion, such statements fairly summarize these provisions in all material respects.

In rendering the opinions in paragraph (1) above, we have assumed that each party to the Underwriting Agreement has been duly incorporated and is validly existing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of the Underwriting Agreement (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.  In connection with our opinion set forth in the paragraph following paragraph (2), with respect to the statements set forth under the caption “Underwriting” we make no comment with respect to matters discussed therein which are governed by Dutch law.  With respect to all matters of Dutch law, you have received, and we understand that you are relying upon, the opinions of Allen & Overy LLP, outside Dutch counsel for the Company, Erik Lagendijk, general counsel for the Company, and Stibbe N.V., outside Dutch counsel for the Underwriters, each delivered pursuant to Article 5 of the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

DAVIS POLK & WARDWELL LLP

EXHIBIT D-2

August 19, 2009

ABN AMRO Bank N.V.

J.P. Morgan Securities Ltd.

Merrill Lynch International

c/o J. P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

Acting severally and on behalf of themselves and as Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as special United States counsel for you and the other several underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement dated August 13, 2009 (the “Underwriting Agreement”) with EGON NV., a limited liability company organized under the laws of The Netherlands (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of 190,476,191 shares (the “Shares”) of its common stock, par value EUR 0.12 per share (“Common Stock”). The Shares will consist of newly issued shares of Common Stock and shares of Common Stock held as treasury shares.

We have reviewed the registration statement of the Company on Form F-3 (File No. 333-150786) including the documents incorporated by reference therein (the “Incorporated Documents”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) (including the shares of Common Stock) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement relating to the offer of Shares dated August 13, 2009 (the “Preliminary Prospectus Supplement”) and the prospectus supplement relating to the offer of Shares dated August 13, 2009, (the “Prospectus Supplement”). The shelf registration statement became effective under the Act upon the filing of the registration statement with the Commission on May 9, 2008 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 4308 under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated May 9, 2008 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the public offering price per share and the number of shares set forth on the cover page of the Prospectus are hereinafter called the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares pursuant to Rule 173 under the Act, is hereinafter referred to as the “Prospectus”.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Underwriting”). However, in the course of our acting as counsel to you in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel, including Dutch counsel and independent public accountants for, the Company the information furnished, whether or not Subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)                                     the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)                                  nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)                                  on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                                 at the Time of Sale, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. For the purpose of this letter, “other financial data” shall be understood to include financial or other data included in the Embedded Value 2008 Report furnished to the Commission on Form 6-K dated August 13, 2009 as well as all financial and other data relating to new business contributions included in the Q1 2009 Results Release and the Q2 2009 Results Release, each furnished to the Commission on Form 6-K dated August 13, 2009. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

DAVIS POLK & WARDWELL LLP

EXHIBIT E

ABN AMRO Bank N.V. J.P. Morgan Securities Ltd. Merill Lynch International c/o J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ United Kingdom	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 06 06 F +31 20 546 01 23 www.stibbe.com Date 19 August 2009

Acting severally on behalf of themselves and as Representatives of the several Underwriters (as defined in the Underwriting Agreement)

Offering of 190,476,191 shares of common stock in the capital of Aegon N.V. (the “Company”)

Ladies and Gentlemen,

(1)                                  We have acted as counsel as to matters of Netherlands law to the Underwriters in connection with the offering of an aggregate of 190,476,191 shares of common stock, with a nominal value of €0.12 each (“Common Stock”), in the capital of the Company (the “Shares”) pursuant to the underwriting agreement dated 13 August 2009 between the Company and the Underwriters (the “Underwriting Agreement”).

Capitalised terms shall be used herein as such terms are defined in the Underwriting Agreement, unless defined otherwise in this opinion.

(2)                                  For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)                                  the Underwriting Agreement;

(b)                                 the deed of incorporation of the Company dated 23 May 1969 (the “Deed of Incorporation”) and its articles of association (statuten) as amended on 3 May 2007, which according to the Extract referred to below are the articles of association of the Company as currently in force (the “Articles of Association”);

(c)                                  an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated 18 August 2009 (the “Extract”);

(d)                                 a written resolution dated 12 August 2009 of the executive board of the Company (statutair bestuur) (the “Executive Board”), the certificate of the company’s secretary, Mr. W.U. Beltman, dated 10 August 2009 regarding the resolution taken in the meeting of the supervisory board of the Company (the “Supervisory Board”) held on 11 March 2009 (“Certificate I”), the certificate of the company’s secretary, Mr. W.U. Beltman, dated 10 August 2009 regarding the resolution taken by the general meeting of shareholders of the Company held on 22 April 2009 (“Certificate II”) and the certificate of the company’s secretary, Mr. W.U. Beltman, dated 10 August 2009 regarding the resolution taken in the meeting of the Supervisory Board held on 10 August 2009 (“Certificate III”); and

(e)                                  the deed of issuance relating to the Newly Issued Shares (the “Deed of Issuance”).

References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.

(3)                                  In rendering this opinion we have assumed:

(a)                                  the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

(b)                                 (i) the power, capacity and authority of all parties thereto other than the Company to enter into and execute the Underwriting Agreement; (ii) that the Underwriting Agreement has been duly authorised by each of the parties thereto other than the Company; and (iii) that the Underwriting Agreement has been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto under all applicable laws other than with respect to the Company the laws of the Netherlands;

(c)                                  that the Deed of Issuance will be executed by the authorised persons substantially in the form of the draft received and reviewed by us for the purpose of this opinion;

(d)                                 that the choice of the internal laws of the State of New York to govern the Underwriting Agreement is valid under such laws and under the laws of any other applicable jurisdiction other than the Netherlands and would be recognised and given effect to by the courts of any jurisdiction other than the Netherlands;

(e)                                  that the Underwriting Agreement constitutes legal, valid and binding obligations of the parties thereto and is enforceable in accordance with its terms under all applicable laws, including the internal laws of the State of New York by which the Underwriting Agreement is expressed to be governed, other than the laws of the Netherlands;

(f)                                    that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under the laws of the Netherlands) in respect of the offer and the issuance of the Shares, the admission of the Shares to trading on Euronext Amsterdam N.V. and the New York Stock Exchange and the execution or performance of the Underwriting Agreement has been or will be duly obtained or made, as the case may be;

(g)                                 that the Deed of Incorporation was validly executed, the contents thereof were correct and complete as of the date thereof and there were no other defects in the incorporation of the Company;

(h)                                 that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the files kept by the Trade Register with respect to the Company;

(i)                                     that the resolutions referred to in paragraph (2)(d) above have been made with due observance of the provisions of the Articles of Association and have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof;

(j)                                     that the entering into the Underwriting Agreement and the issuance of the Shares can be regarded as being in the corporate interest of the Company within the meaning of Section 2:7 of the Dutch Civil Code;

(k)                                  that none of the members of the Executive Board has a conflict of interest within the meaning of Section 2:146 of the Dutch Civil Code in respect of the entering into, execution, delivery or performance of the Underwriting Agreement or the transactions contemplated thereby;

(l)                                     that the Company has not been declared bankrupt (failliet verklaard), granted suspension of payments (surséance van betaling verleend) or dissolved (ontbonden), nor has ceased to exist due to merger (fusie) or demerger (splitsing); although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on 18 August 2009, which did not reveal any information which would render this assumption to be untrue;

(m)                               that none of the insolvency procedures listed in respectively Annex A and Annex B to Council Regulation (European Community) No.

1346/2000 of 29 May 2000 on Insolvency Procedures has been declared applicable to the Company by a court in one of the member states of the European Union (with the exception of Denmark), other than the Netherlands;

(n)                                 that, to the extent any of the provisions of the Underwriting Agreement constitutes an irrevocable power of attorney granted by the Company within the meaning of section 3:74 of the Dutch Civil Code, such power of attorney aims at the performance of a legal act (strekt tot het verrichten van een rechtshandeling) in the interest of the proxy or a third party;

(o)                                 that the Shares have been admitted or shortly will be admitted for trading on Euronext Amsterdam N.V. and the New York Stock Exchange;

(p)                                 that no party to the Underwriting Agreement has acted in contravention of the provisions of chapters 5.1 and 5.4 of the Financial Markets Supervision Act (Wet op het financieel toezicht) and the rules promulgated thereunder in respect of the Shares or any other securities of the Company;

(q)                                 that the statements as made in Certificate I, Certificate II and Certificate III are correct as of the date hereof; and

(r)                                    that all transactions envisaged by the Underwriting Agreement, including but not limited to the payment of any amount payable under the Underwriting Agreement and/or as described in the Underwriting Agreement, will take place at arm’s length as this term is understood under Netherlands tax law.

(4)                                  We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any European Community law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation with the exception of the tax opinion set forth in paragraph (5)(m) below.

(5)                                  Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)                                  the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap);

(b)                                 the Company has the necessary corporate capacity and power to enter into the Underwriting Agreement and to exercise its rights and perform its obligations thereunder;

(c)                                  all corporate and other action required to be taken by the Company to approve or authorise the execution of the Underwriting Agreement by it or on its behalf and the performance of its obligations thereunder has been duly taken;

(d)                                 the Underwriting Agreement has been duly executed on behalf of the Company;

(e)                                  the Newly Issued Shares when issued and paid for in accordance with the Articles of Association and the Underwriting Agreement will have been validly issued and fully paid;

(f)                                    any statutory pre-emptive rights (voorkeursrechten) and pre-emptive rights under the Articles of Association in relation to the offer of the Newly Issued Shares have been validly excluded;

(g)                                 the execution and delivery of the Underwriting Agreement does not conflict with or result in a violation of any provision of the Articles of Association or any provision of any applicable law or regulation, or case law (published in printed form) of the courts, of the Netherlands;

(h)                                 it is not necessary under the laws of the Netherlands to ensure the validity, enforceability or performance of the obligations of the Company under the Underwriting Agreement, or to make the Underwriting Agreement admissible in evidence, or to permit the Company to enter into any transaction contemplated by the Underwriting Agreement or to make any payment under the Underwriting Agreement, that

(i)                                     any approvals, consents, licences, authorisations or exemptions be obtained from any governmental authority or any court or fiscal, monetary or regulatory body in the Netherlands; or

(ii)                                  the Underwriting Agreement or any particulars thereof be filed, registered, recorded or notarised with, in or by any such body or any competent authority, official registry or register in the Netherlands, save for (i) to the extent applicable, compliance by the Company with the reporting requirements under the Act on financial foreign relations of 25 March 1994 (Wet financiële betrekkingen buitenland 1994); (ii) registration requirements with the competent Trade Register and (iii)

compliance by the Company with the reporting requirements under the Financial Markets Supervision Act (Wet op het financieel toezicht) (although non-compliance with such reporting requirements would not affect the enforceability of the obligations of the Company under the Underwriting Agreement);

(i)                                     the choice of the internal laws of the State of New York to govern the Underwriting Agreement is valid and binding upon the Company and will be recognised and upheld by the courts of the Netherlands;

(j)                                     the submission by the Company in the Underwriting Agreement to the non-exclusive jurisdiction of the court of any New York State or United States Federal court sitting in The City of New York, will be treated by the courts of the Netherlands as valid and binding on the Company;

(k)                                  a judgment which is enforceable by execution in the State of New York and has been obtained against the Company in relation to the Underwriting Agreement in a New York State or United States Federal court will not be enforceable in the Netherlands without re-litigation in the absence of a treaty between the Netherlands and the State of New York with respect to the mutual recognition and enforcement of civil judgments. However, under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment has not been rendered in violation of elementary principles of fair trial and is not contrary to the public policy of the Netherlands and further provided that such judgment is a final judgment and has been rendered by a court which has established its jurisdiction vis-à-vis the Company on the basis of a valid submission by the Company to the jurisdiction of such court; we must reserve our opinion as to whether this practice extends to default judgments as well;

(l)                                     the Company is not entitled to claim for itself or for any of its assets, immunity from suit, execution, attachment or other legal process under the laws of the Netherlands applicable thereto; and

(m)                               no Netherlands registration tax, stamp duty or any other similar tax or duty, other than court fees, will be payable in the Netherlands by the Underwriters in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of the Netherlands) of the Underwriting Agreement.

(6)                                 This opinion is subject to the following qualifications:

(a)                                  we express no opinion as to the accuracy of any representations given by the Company, or any other party (express or implied) under or by virtue of the Underwriting Agreement;

(b)                                 the opinions expressed above are limited by any bankruptcy (faillissement), suspension of payments (surséance van betaling), insolvency, moratorium, reorganisation, liquidation, applicable fraudulent conveyance or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)                                  the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands will always be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

(d)                                 when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•                                          may give effect to the mandatory rules of the law of another jurisdiction with which the situation has a close connection, if and to the extent that under the law of the latter jurisdiction those rules must be applied irrespective of the chosen law;

•                                          will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the law otherwise applicable to the relevant agreement;

•                                          may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

•                                          shall have regard to the law of the jurisdiction where performance takes or is to take place in relation to the manner of performance and the steps to be taken in the event of defective performance;

(e)                                  in rendering the opinion set forth in paragraph (5)(a) above we have exclusively relied on the documents referred to in paragraph (2)(b) and (2)(c) above;

(f)                                    under Netherlands law a power of attorney will no longer be valid or enforceable as a matter of law upon the grantor of the power of attorney being declared bankrupt (failliet verklaard) or being granted suspension of payments (surséance van betaling verleend); insofar as certain provisions of the Underwriting Agreement, including but not limited to the appointment of an agent for service of process, expressly or implicitly provide for or constitute powers of attorney, the validity of the same is similarly qualified;

(g)                                 under the laws of the Netherlands, the remedy of specific performance is not generally available;

(h)                                 service of process of any proceedings before the courts of, and enforcement of judgments in, the Netherlands must be performed in accordance with applicable Netherlands rules of civil procedure; and

(i)                                     the concept of “delivery of documents” as known in common law jurisdictions is not known as such under the laws of the Netherlands.

(7)                                  In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law.

(8)                                  We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given in connection with the Underwriting Agreement and may not be disclosed or quoted to any person other than to your legal advisers or relied upon by any person or be used for any other purpose, without our prior written consent in each instance, save (a) as required by law, court order or competent supervisory authority; (b) to your insurers in respect of any claim or potential claim; (c) as required for evidence in court or similar proceedings; or (d) where it is reasonable to do so for the purposes of resolving any actual or potential dispute or claim to which you are a party in relation to the offering of the Shares.

Yours faithfully,

Stibbe N.V.

Derk Lemstra	Marius Josephus Jitta